UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2025

GATX Corporation

(Exact name of registrant as specified in its charter)

New York	1-2328	36-1124040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive

Chicago, Illinois 60606-7147

(Address of principal executive offices, including zip code)

(312) 621-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	GATX	New York Stock Exchange
(indicate by check mark)
NYSE Texas, Inc

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Completion of the Acquisition

As previously disclosed in GATX Corporation’s Current Report on Form 8-K filed on May 30, 2025 (the “Signing 8-K”), on May 29, 2025, GATX Corporation (“GATX” or the “Company”) entered into a definitive purchase agreement (the “Purchase Agreement”) to acquire, through a newly formed joint venture with Brookfield Infrastructure Partners L.P. and its institutional partners (collectively, “Brookfield”), approximately 101,000 railcars from Wells Fargo Bank, N.A. (“Wells Fargo”), for approximately $4.2 billion. The joint venture entity is GABX Leasing LLC (“GABX” or the “JV”), initially owned 30% by GATX and 70% by Brookfield. As further described below, the transactions contemplated by the Purchase Agreement closed on January 1, 2026 (the “Closing Date”).

Item 1.01	Entry Into A Material Definitive Agreement

Credit Agreement and Guaranty Agreement

On December 31, 2025, GABX entered into a Credit Agreement (the “Credit Agreement”) with Wells Fargo, as administrative agent (the “Agent”), and the lenders and issuing banks party thereto. The Credit Agreement provides for (i) an unsecured term loan facility in an aggregate principal amount of approximately $3.0 billion and (ii) an unsecured revolving credit facility in an aggregate principal amount of $250 million, which includes a $50 million letter of credit sub-facility and a $50 million swingline sub-facility. The facilities mature on December 31, 2030, subject to customary extension and refinancing mechanics.

Borrowings under the Credit Agreement bear interest, subject to the terms specified therein, at either (i) a rate based on the Secured Overnight Financing Rate (SOFR) plus a margin or (ii) an alternative base rate plus a margin. The term loan bears interest at SOFR plus 1.35% (or, if based on the alternative base rate, that base rate plus 0.25%). Revolving loans are priced by reference to a grid based initially on GATX’s public credit rating. The JV’s obligations under the Credit Agreement are initially guaranteed by GATX, pursuant to the Guaranty Agreement, dated as of December 31, 2025, between GATX and Wells Fargo, as administrative agent (the “Guaranty Agreement”), as further detailed below. The Credit Agreement includes an automatic 0.50% increase in certain applicable margins following specified events, including, subject to certain conditions, if GATX ceases to own, directly or indirectly, any portion of the JV.

The Credit Agreement contains customary affirmative and negative covenants, including a negative pledge, limitations on additional indebtedness, liens, fundamental changes, transactions with affiliates and restricted payments. The Credit Agreement also contains customary financial maintenance provisions, customary provisions for letters of credit and swingline borrowings and optional prepayments.

The Credit Agreement also provides for customary events of default, including, among others, non-payment of obligations; bankruptcy or insolvency events; failure to comply with covenants; breach of representations or warranties; defaults on other material indebtedness; invalidity of the Guaranty Agreement (or any replacement guaranty, as applicable) and change of control. The occurrence of an event of default could result in the acceleration of obligations under the Credit Agreement, termination of the commitments and the requirement to cash collateralize outstanding letters of credit.

In connection with the closing of the transaction, GABX drew down approximately $3.0 billion from the term loan facility and no funds from the revolver. The term loan proceeds were used, together with equity contributions by GATX and by an affiliate of Brookfield, to fund the consideration for the acquisition under the Purchase Agreement and to pay related fees and expenses. The revolving credit facility is available for working capital and other general corporate purposes of the JV.

Concurrently with the entry by the parties into the Credit Agreement, GATX entered into the Guaranty Agreement, pursuant to which GATX irrevocably and unconditionally guaranteed, as a primary obligor, the payment and performance of GABX’s obligations under the Credit Agreement until the earlier of the time that (i) the Guaranty Agreement is released in accordance with the terms of the Guaranty Agreement and the Credit Agreement or (ii) GABX’s obligations are paid in full and commitments under the Credit Agreement are terminated. The Guaranty Agreement includes customary waivers and consents and contains customary revival provisions.

The foregoing descriptions of the Credit Agreement and the Guaranty Agreement do not purport to be complete and are qualified in their entirety by reference to the complete terms of the Credit Agreement and the Guaranty Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Amended and Restated JV LLC Agreement

On the Closing Date, GATX, Brookfield and the JV entered into an Amended and Restated Limited Liability Company Agreement of the JV (the “A&R JV LLC Agreement”). Under the A&R JV LLC Agreement, during the GATX Founder Period (as defined therein), GATX has the right to appoint three directors to the JV’s board of directors and Brookfield has the right to appoint two directors, with director appointment rights thereafter adjusting as provided in the agreement. The A&R JV LLC Agreement includes customary protective provisions requiring unanimous member approval for specified fundamental matters, including incurrence or refinancing of indebtedness that would deviate from the JV’s leverage policy and transactions involving all or substantially all of the JV’s assets. In addition, certain matters require separate approval of Brookfield, including asset dispositions exceeding $50 million in a single transaction or $100 million in the aggregate in any fiscal year and material amendments to the management services agreement between the JV and GATX. The A&R JV LLC Agreement also contains customary transfer restrictions (including right of first offer, tag-along and drag-along rights), preemptive rights on future issuances and distribution provisions.

The foregoing summary of the A&R JV LLC Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R JV LLC Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Call Option Agreement

On the Closing Date, the JV, GATX and Michigan U.S. Holdings LP, an affiliate of Brookfield, entered into a Call Option Agreement (the “Call Option Agreement”), providing GATX a series of annual call options that if exercised in full is expected to result in GATX acquiring full ownership of the JV. The Call Option Agreement is substantially as described in the Signing 8-K, and includes pricing and timing inputs and related make-up option and regulatory approval mechanics. The foregoing summary is qualified in its entirety by reference to the Call Option Agreement, filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On the Closing Date, following the satisfaction of the closing conditions of the Purchase Agreement, GATX and the other parties thereto consummated the closing of the transaction.

On the Closing Date, the parties entered, inter alia, into (i) the A&R JV LLC Agreement; (ii) a management services agreement pursuant to which the JV appointed GATX as the exclusive manager of the rail portfolio and the day-to-day operations of the JV, (iii) a management services agreement pursuant to which GATX will provide management services to affiliates of Brookfield for other assets they purchased from Wells Fargo pursuant to the Purchase Agreement, outside of the JV, and (iv) the Call Option Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Credit Agreement and the Guaranty Agreement is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure

On January 5, 2026, GATX issued a press release announcing the closing of the acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

10.1*	Credit Agreement, dated as of December 31, 2025, by and among GABX Leasing LLC, as borrower, the lenders party thereto from time to time, and Wells Fargo Bank, N.A., as administrative agent.

10.2	Guaranty Agreement, dated as of December 31, 2025, by and between GATX Corporation and Wells Fargo Bank, N.A., as administrative agent.

10.3*	Amended and Restated Limited Liability Company Agreement, dated as of January 1, 2026, by and among GABX Leasing LLC, GABX Leasing Holding LLC and GATX Corporation.

10.4*	Call Option Agreement, dated as of January 1, 2026, by and among Michigan U.S. Holdings LP, GATX Corporation and GABX Leasing Holding LLC.

99.1	Press Release of GATX Corporation, dated January 5, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and certain portions of this exhibit have been omitted pursuant to Item 601(a)(5) and Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GATX CORPORATION
(Registrant)

/s/ Thomas A. Ellman
Thomas A. Ellman Executive Vice President and Chief Financial Officer

Date: January 5, 2026